As filed with the Securities and Exchange Commission on April 22, 2013

Registration No. 333- 187185

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM F-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Sapiens International Corporation N.V.

(Exact name of Registrant as specified in its charter)

N/A

(Translation of Registrant’s name into English)

Curaçao	None
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Landhuis Joonchi

Kaya Richard J. Beaujon z/n

P.O. Box 837

Curaçao

+ 5999-736-6277

(Address and telephone number of Registrant’s principal executive offices)

Sapiens Americas Corporation

4000 CentreGreen Way, Suite 150

Cary, NC 27513

(919) 405-1500

(Name, address and telephone number of agent for service)

With copies to:

Mike Rimon, Adv.

Jonathan M. Nathan, Adv.

Meitar Liquornik Geva Leshem Tal, Law Offices

16 Abba Hillel Rd., Ramat Gan 52506, Israel

Tel: +972-3-610-3100

Fax: +972-3-610-3687

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit		Proposed maximum aggregate offering price	Amount of registration fee
Primary Offering
Common Shares, par value €0.01 per share(1)				$40,000,000	$5,456.00	(2)
Secondary Offering
Common Shares, par value €0.01 per share (1)	6,000,000	$5.11	(3)	$30,660,000	$4,182.02
Total				$70,660,000	$9,638.02	(4)

(1)	The amount being registered shall also include any additional common shares which may become issuable as a result of stock splits, stock dividends, recapitalization or similar transaction in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Calculated pursuant to Rule 457(o) under the Securities Act.
(3)	Estimated, solely for purposes of calculating the registration fee for the secondary offering, based upon the average of the high and low prices of the common shares of the registrant on the Nasdaq Capital Market as of March 8, 2013 pursuant to Rule 457(c) under the Securities Act.
(4)	The registration fee was paid prior to the original filing of this registration statement on March 11, 2013.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 to the Registration Statement on Form F-3 (File No. 333-187185) of Sapiens International Corporation N.V., filed with the Securities and Exchange Commission on (the “SEC”) on March 11, 2013 (the “Registration Statement”), as previously amended by Amendment No. 1, filed with the SEC on April 4, 2013, is being filed to amend the Registration Statement for the sole purposes of filing the following amended exhibit:

Exhibit 5.1 — Opinion of Spigt Dutch Caribbean N.V. regarding the validity of the common shares being registered

No other changes have been made to the Registration Statement. Accordingly, this amendment consists only of the facing page, this explanatory note and Part II of the registration statement.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Exemption of Office Holders

Book 2 of the Curaçao Civil Code, which deals with company law and applies to us as a Curaçao company, does not prohibit a company from exempting the members of the board of management or their supervisory board from liability against claims by third parties, nor does Curaçao law impose specific restrictions on such exemption, except in cases of willful misconduct or major negligence. In accordance with legal literature it is not possible for the Company to indemnify the directors for improper management in the event of gross negligence and willful misconduct.

Indemnification and Insurance

Article XII of our Articles of Association, as amended, provides as follows:

“12.1    The Company shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or entity against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company, and with request to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

12.2    The Company shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or entity against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable to the company for improper conduct unless and only to the extent that the court in which such action or suit was brought or any other court having appropriate jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses, judgments, fines and amounts paid in settlement which the court in which the action or suit was brought or such other court having appropriate jurisdiction shall deem proper.

12.3    To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs 1 and 2 of this Article XII, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

12.4    Any indemnification under paragraphs 1 and 2 of this Article XII (unless ordered by a court) shall be made by the Company only as authorized by contract approved, or by-laws, resolution or other action adopted or taken, by the Board of Directors or by the shareholders.

12.5    Expenses incurred in defending a civil or criminal action, suit or proceeding will be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized by this Article XII.

12.6    The indemnification and advancement of expenses provided by or granted pursuant to the other paragraphs of this Article XII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

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12.7    The Company shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Article XII.

12.8    For purpose of this Article XII, reference to the Company shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify his directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article XII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.”

Pursuant to the aforesaid allowances under Article XII of our Articles of Association, we have entered into indemnification agreements with our executive officers and directors. The amount of indemnification that we provide to our executive officers under these agreements is not specifically limited, except to the extent that Curaçao law may impose any limitation.

Item 9. Exhibits

Exhibit No.	Description

1.1	Form of Underwriting Agreement*

4.1	Articles of Association of Sapiens International Corporation N.V., as lastly been amended on, February 28, 2013, incorporated by reference to Articles of Association of Sapiens International Corporation N.V., as amended on March 17, 2005 – incorporated by reference to Exhibit 1.1 to the Company’s Annual Report on Form 20-F, filed with the SEC on June 29, 2005 and as amended on February 28, 2013 – incorporated by reference to Exhibit 1.2 or the Company's Annual Report on Form 20-F, filed on March 11, 2013

4.2	Specimen Common Share Certificate #

5.1	Opinion of Spigt Dutch Caribbean N.V. regarding the validity of the common shares being registered ∞

10.1	Registration Rights Agreement, dated as of August 21, 2011, by and among Sapiens International Corporation N.V. and each of the stockholders listed on Schedule 1 attached thereto #

23.1	Consent of Spigt Dutch Caribbean N.V. (in the opinion filed as Exhibit 5.1) ∞

23.2	Consent of Kost Forer Gabbay & Kasierer, independent registered public accounting firm #

23.3	Consent of Kost Forer Gabbay & Kasierer, independent registered public accounting firm #

23.4	Consent of Kost Forer Gabbay & Kasierer, independent registered public accounting firm #

24.1	Powers of Attorney (included as part of signature page) #

*	To be filed as an exhibit to a post-effective amendment to this Registration Statement or as an exhibit to a report on Form 6-K to be filed under the Exchange Act and incorporated herein by reference.
#	Previously filed.
∞	Filed herewith.

Item 10. Undertakings

(A)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

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(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Form F-3.
(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

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(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(C)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ness Ziona, Israel on April 22, 2013.

Sapiens International Corporation N.V.

By:	/s/ Roni Al Dor
Name:	Roni Al Dor
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated on April 22, 2013.

Signature	Title

/s/ Roni Giladi, as attorney for Guy Bernstein
Guy Bernstein	Chairman of the Board

/s/ Roni Al Dor	Director and Chief Executive Officer
Roni Al Dor	(Principal executive officer)

/s/ Roni Giladi	Chief Financial Officer
Roni Giladi	(Principal financial and accounting officer)

/s/ Roni Giladi, as attorney for Naamit Salomon
Naamit Salomon	Director

/s/ Roni Giladi, as attorney for Yacov Elinav
Yacov Elinav	Director

/s/ Roni Giladi, as attorney for Uzi Netanel
Uzi Netanel	Director

/s/ Roni Giladi, as attorney for Eyal Ben Chlouche
Eyal Ben Chlouche	Director

United International Trust N.V.	Director

By: /s/ Roni Giladi, as attorney for G.E. Elias
Name: G.E. Elias
Title: Managing Director - Chairman

Sapiens Americas Corporation	Authorized Representative in the United States

By: /s/ Roni Giladi, as attorney for Gina Rubendall
Name: Gina Rubendall
Title: Director of Administration and Finance

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EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement*

4.1	Articles of Association of Sapiens International Corporation N.V., as lastly been amended on, February 28, 2013, incorporated by reference to Articles of Association of Sapiens International Corporation N.V., as amended on March 17, 2005 – incorporated by reference to Exhibit 1.1 to the Company’s Annual Report on Form 20-F, filed with the SEC on June 29, 2005 and as amended on February 28, 2013 – incorporated by reference to Exhibit 1.2 or the Company's Annual Report on Form 20-F, filed on March 11, 2013

4.2	Specimen Common Share Certificate #

5.1	Opinion of Spigt Dutch Caribbean N.V. regarding the validity of the common shares being registered ∞

10.1	Registration Rights Agreement, dated as of August 21, 2011, by and among Sapiens International Corporation N.V. and each of the stockholders listed on Schedule 1 attached thereto#

23.1	Consent of Spigt Dutch Caribbean N.V. (in the opinion filed as Exhibit 5.1) ∞

23.2	Consent of Kost Forer Gabbay & Kasierer, independent registered public accounting firm #

23.3	Consent of Kost Forer Gabbay & Kasierer, independent registered public accounting firm #

23.4	Consent of Kost Forer Gabbay & Kasierer, independent registered public accounting firm #

24.1	Powers of Attorney (included as part of signature page) #

*	To be filed as an exhibit to a post-effective amendment to this Registration Statement or as an exhibit to a report on Form 6-K to be filed under the Exchange Act and incorporated herein by reference.
#	Previously filed.
∞	Filed herewith.